Exhibit 99.1

NRDC Acquisition Corp. Announces October 20, 2009
Special Meetings of Stockholders and Warrantholders

NEW YORK, October 5, 2009 – NRDC Acquisition Corp. (“NRDC Acquisition”) (NYSE Amex: NAQ), a public investment vehicle, announced today that it has postponed the special meetings of its stockholders and warrantholders, which had previously been scheduled for Friday, October 16, 2009, at 10:00 a.m. Eastern time, to Tuesday, October 20, 2009, at 10:00 a.m. Eastern time. The special meetings are being postponed to allow NRDC Acquisition's stockholders and warrantholders additional time to consider the proposals described below.

The postponed special meetings will be held on Tuesday, October 20, 2009 at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York. The record date for the postponed special meetings remains September 24, 2009.

At the postponed special meeting of stockholders, NRDC Acquisition’s stockholders will be asked to approve (i) amendments to NRDC Acquisition’s certificate of incorporation to provide that the consummation of substantially all of the transactions contemplated by the previously announced Framework Agreement will also constitute a “Business Combination” under the certificate of incorporation, (ii) the transactions contemplated by the Framework Agreement, (iii) amendments to NRDC Acquisition’s certificate of incorporation to provide for its perpetual existence, (iv) amendments to NRDC Acquisition’s certificate of incorporation which eliminate certain provisions applicable only to special purpose acquisition corporations, add various provisions relating to the Company’s intention to elect to qualify to be taxed as a REIT and revise certain other provisions in anticipation of NRDC Acquisition’s existence as an operating company, (v) an equity incentive plan and (vi) amendments to NRDC Acquisition's certificate of incorporation to extend its existence until December 4, 2009, if it appears at the time of the special meeting of stockholders the transactions contemplated by the Framework Agreement cannot be completed by October 23, 2009. At the postponed special meeting of warrantholders, NRDC Acquisition’s warrantholders will be asked to approve amendments to NRDC Acquisition’s warrant to, among other things, increase the exercise and call price and extend the term of the warrants.

NRDC Acquisition Corp.

NRDC Acquisition is a special purpose acquisition corporation formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more assets or control of one or more operating businesses. Since its initial public offering, NRDC Acquisition’s activities have been limited to identifying and evaluating prospective acquisition targets.

Additional Information

NRDC Acquisition has filed a definitive proxy statement with the SEC in connection with the proposed transactions, certificate of incorporation amendments and the warrant amendments and is in the process or mailing the definitive proxy statement and other relevant documents to NRDC Acquisition’s stockholders and warrantholders. NRDC Acquisition’s stockholders and warrantholders and other interested persons are advised to read the the definitive proxy statement in connection with solicitation of proxies for the special meetings of NRDC Acquisition’s stockholders and warrantholders to be held to approve the transactions, certificate of incorporation amendments and the warrant amendments because this proxy statement will contain important information about NRDC Acquisition and the proposed transactions. Such persons can also read NRDC Acquisition’s final prospectus from its initial public offering dated October 23, 2007, its annual report on form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 13, 2009, as amended (“Annual Report”) and other reports as filed with the SEC, for a description of the security holdings of NRDC Acquisition’s officers and directors and their affiliates and their other respective interests in the successful consummation of the proposed transactions. The definitive proxy statement is in the process of being mailed to stockholders and warrantholders as of a record date to be established for voting on the proposed transactions, certificate of incorporation amendments and the warrant amendments and related transactions. Stockholders and warrantholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: NRDC Acquisition Corp., 3 Manhattanville Road, Purchase, NY 10577, Attention: Joseph Roos, telephone (914) 272-8066.

Participation in Solicitation

NRDC Acquisition, and its respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies for the special meetings of NRDC Acquisition’s stockholders and NRDC Acquisition’s warrantholders to approve the proposed transaction. A list of the names of those directors and officers and descriptions of their interests in NRDC Acquisition is contained in NRDC Acquisition’s Annual Report. NRDC Acquisition’s stockholders and warrantholders may also obtain additional information about the interests of its directors and officers in the transactions by reading the definitive proxy statement and other relevant materials to be filed by NRDC Acquisition with the SEC when they become available.

Disclaimer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions.

Media Contact:
Lori Rhodes
LWP LLC
264 West 40th Street, PH1
New York, NY 10018
(212) 252-8881

Investor Contact:
Joseph Roos
NRDC Acquisition Corp.
3 Manhanttanville Road
Purchase, NY 10577
(914) 272- 8066